Exhibit 99.1

Nuvve Receives 180 Calendar Day Extension from the Nasdaq Stock Market to Regain Compliance with Bid Price Rule

SAN DIEGO (October 12, 2023) – Nuvve Holding Corp. ("Nuvve" or "the Company") (Nasdaq: NVVE), a global leader in vehicle-to-grid technology and deployments, announced today that it has received a 180 calendar day extension, until April 8, 2024, from the Nasdaq Stock Market ("Nasdaq"), to regain compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Rule”).

The Bid Price Rule stipulates that the bid price of Nuvve's common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. On April 14, 2023, Nuvve received notice from Nasdaq that based on the previous 30 consecutive business days, Nuvve’s listed security no longer met the minimum $1.00 bid price per share requirement.

Nuvve will continue to monitor the closing bid price of its common stock and plans to pursue available options to regain compliance with the Bid Price Rule, including potentially pursuing a reverse stock split. If Nuvve authorizes a reverse stock split, it will plan to effectuate the split no later than ten business days prior to the end of the extension in order to timely regain compliance.

About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is a global leader in vehicle-to-grid (V2G) technology serving the mission-critical needs of commercial fleets. The company's intelligent, cloud-based software, Nuvve GIVe™, is a platform that transforms electric fleets into mobile storage resources allowing them to contribute, and not just consume, electricity. It enables a flexible suite of V2G, charge management and grid services that provide electric grid resilience while also generating recurring revenues to offset fleet operation costs. Committed to accelerating the planet's transition to a net-zero future, Nuvve is securing fleet electrification partners across the e-mobility and grid value chain and supports active deployments around the world with 18.3 megawatts currently under management. Nuvve is headquartered in San Diego, Calif., USA. To learn more about the value of V2G, futureproofing EV infrastructure and using EVs for grid resilience, nuvve.com.

Nuvve Investor Contact
ICR
nuvve@icrinc.com | +1 646-200-8872

Nuvve Press Contact
(W)right On Communications
David Cumpston | dcumpston@wrightoncomm.com | +1 415-902-4461

Nuvve Forward Looking Statements
The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (ii) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (iii) Nuvve's ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Nuvve's accounting staffing levels; (iv) Nuvve's current dependence on sales of charging stations for most of its revenues; (v) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (vi) potential adverse effects on Nuvve's backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by

Nuvve; (vii) the effects of competition on Nuvve's future business; (viii) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (ix) the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; (x) that our joint venture with Levo Mobility LLC may fail to generate the expected financial results, and the return may be insufficient to justify our investment of effort and/or funds; (xi) changes in applicable laws or regulations; (xii) risks related to disruption of management time from ongoing business operations due to our joint ventures; (xiii) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (xiv) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors; (xv) risks related to the benefits expected from the $1.2 trillion dollar infrastructure bill passed by the U.S. House of Representatives (H.R. 3684); (xvi) risks related to investment strategies and third-party partnerships; (xvii) Nuvve’s identification and evaluation of business opportunities and its ability to capitalize on such opportunities, capture market share, or to expand its presence in certain markets; and (xviii) Nuvve’s ability to continue to grow its business, as well as other risks described in this Annual Report on Form 10-K and other factors described from time to time in our filings with the SEC. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Annual Report on Form 10-K filed by Nuvve with the Securities and Exchange Commission (SEC) on March 31, 2023, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.